UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2009

Atlantic Broadband Finance, LLC

(Exact Name of Registrant As Specified In Charter)

Delaware	333-115504	20-0226936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batterymarch Park, Suite 405

Quincy, MA 02169

(Address of Principal Executive Offices, including Zip Code)

(617) 786-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2009, Atlantic Broadband Finance, LLC (the “Company”) entered into a Management Services Agreement (the “Agreement”) with Grande Communications Networks, LLC (“Grande”) and Grande Manager LLC to provide management and other services to Grande. Under the terms of the Agreement, designated personnel of the Company will provide general managerial oversight and such management services as mutually agreed upon by and between the Company and Grande with respect to the business and operations of Grande, subject to the authority of Grande’s board of directors. In consideration for the Company providing such services, Grande agreed to pay to the Company on a quarterly basis a fee equal to the lesser of 50% of the expenses associated with the designated Company personnel providing managerial services to Grande, or 5.5% of Grande’s total revenue less certain expenses as further described in the Agreement. The Agreement commenced upon execution and will termination upon certain events specified within the Agreement, or as mutually agreed upon by the Company and Grande.

Item 9.01.	Financial Statement and Exhibits.

EXHIBIT NUMBER	EXHIBIT
10.28	Management Services Agreement dated as of September 14, 2009 between Atlantic Broadband Finance, LLC, Grande Communications Networks, LLC and Grande Manager LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Broadband Finance, LLC
(Registrant)

/s/ Patrick Bratton
Date: September 16, 2009	Patrick Bratton
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
10.28	Management Services Agreement dated as of September 14, 2009 between Atlantic Broadband Finance, LLC, Grande Communications Networks, LLC and Grande Manager LLC.

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